STATE OF NEVADA                   Telephone
      OFFICE OF THE SECRETARY OF STATE          702.687.5203
         101 N. CARSON ST., STE.. 3             Fax
       CARSON CITY, NEVADA 89701-4786           702.687.3471
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                                                ate.nv.us
                                                Filing Fee:

Filed # C1605.85

    Certificate of Amendment to Articles of Incorporation
               For Profit Nevada Corporations
   (Pursuant to NRS 78.385 and 78.390 - After Issuance of
                           Stock)
                    -Remit in Duplicate-

  1.    Name of Corporation:  CHARTER SPORTS AND ENTERTAINMENT
     GROUP, INC.         2255-A RENAISSANCE DRIVE, LAS VEGAS,
     NEVADA  89119

  2. The articles have been amended as follows (provide article numbers, if available):
     THE UNDERSIGNED BEING THE PRESIDENT HEREBY ASSERTS THAT A SPECIAL MEETING OF THE BOARD OF DIRECTORS WAS HELD ON AUGUST 31, 2000 AND THAT THE BOARD OF DIRECTORS ACTING WITHIN THE SCOPE OF THEIR AUTHORITY HAVE UNAMAMOUSLY VOTED TO CHANGE THE ANME OF THIS CORPORATION FROM CHARTER SPORTS AND ENTERTAINMENT GROUP, INC. TO CHARTER RESOURCES INTERNATIONAL. FURTHERMORE, THE BOARD OF DIRECTORS VOTED TO CHANGE THE RESIDENT AGENT FROM JOHN
     P. DEL MASTRO TO NEVADA CORPORATE HEADQUARTERS IN LAS
     VEGAS, NEVADA.

  3.   The vote by which the stockholders holding shares in
     the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the
     amendment is:            N/A

  4.   Signatures:

     President or Vice President        Secretary of Asst.
     (acknowledgement required)         Secretary
                                        (acknowledgement
                                        required)
     LAWRENCE J. MUNO PRESIDENT
     State of:  CALIFORNIA
     County of:  LOS ANGELES
     This instrument was
     acknowledged before me on
          SEPTEMBER 1, 2000
     by
     LAWRENCE J. MUNO
     (Name of Person)
     as    PRESIDENT
     as designated to sign this
     certificate
     of  CHARTER SPORTS AND ENTERTAINMENT GROUP INC.
     (name on behalf of whom instrument was executed)


       Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the alternative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.